Exhibit 99.2

ImClone Systems
Incorporated
180 Varick Street
New York, NY 10014
Tel: (212) 645-1405
Fax: (212) 645-2054
www.imclone.com

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

IMCLONE SYSTEMS REPORTS FOURTH QUARTER AND FULL YEAR 2005
FINANCIAL RESULTS

Erbitux® U.S. In-Market Sales Reach $121.2 Million for the Quarter and
$413.1 Million for the Full Year

Diluted Earnings Per Share of $.15 in the Fourth Quarter and $1.14 for the Full Year

New York, NY – January 24, 2006 – ImClone Systems Incorporated (NASDAQ: IMCL) announced today its financial results for the fourth quarter and full year ended December 31, 2005.

Total revenues for the fourth quarter of 2005 were $98.2 million as compared with $107.3 million for the fourth quarter of 2004. Revenues include four principal components:

•                  Royalty revenue of $52.6 million in the fourth quarter of 2005 compared with $36.5 million in the fourth quarter of 2004. Royalty revenue for the fourth quarter of 2005 includes $47.3 million representing 39% of Bristol-Myers Squibb’s in-market Erbitux net sales of $121.2 million, compared with third quarter 2005 in-market net sales of $107.0 million, an increase of 13%, and fourth quarter 2004 net sales of $87.8 million, an increase of 38%. These in-market sales, reflecting a drop-ship distribution methodology, represent Erbitux shipments to end-user accounts only, with no wholesaler stocking;

•                  License fees and milestone revenue of $20.3 million in the fourth quarter of 2005 compared with $20.8 million in the fourth quarter of 2004;

•                  Manufacturing revenue of $14.4 million in the fourth quarter of 2005 compared with $28.8 million in the fourth quarter of 2004. The decrease principally reflects a 72% increase in volume purchases by Bristol-Myers Squibb in the fourth quarter of this year that was more than fully offset by a significantly lower selling price to Bristol-Myers Squibb in 2005 as compared with 2004. Purchases by Bristol-Myers Squibb are timed at their discretion to accommodate forecasts and safety stock needs, and are not necessarily indicative of historical in-market sales or future sales expectations. No commercial product was sold to Merck KGaA during the fourth quarter of 2005; and

•                  Collaborative agreement revenue of $10.9 million in the fourth quarter of 2005 compared with $21.2 million in the fourth quarter of 2004. The year-to-year decline principally reflects the fact that 2004 includes reimbursement for shipments of clinical materials to Merck KGaA of approximately $9.2 million; no such shipments were included in the fourth quarter of 2005.

Total operating expenses for the fourth quarter of 2005 were $90.9 million, compared with $127.8 million in the fourth quarter of 2004. Operating expenses in the fourth quarter of 2004 included a one-time charge of $55.4 million related to the settlement, net of insurance reimbursement, of shareholder and derivative suits from 2002. Operating expenses included:

•                  Research and development expenses for each of the fourth quarters of 2005 and 2004 were $26.0 million;

•                  Clinical and regulatory expenses in the fourth quarter of 2005 were $18.8 million, compared with $9.4 million in the fourth quarter of 2004. The increase principally reflects higher clinical trial expenses associated with Erbitux and the Company’s pipeline;

•                  Marketing, general and administrative expenses were $18.4 million in the fourth quarter of 2005 compared with $19.8 million in the fourth quarter of 2004;

•                  Royalty expenses were $16.3 million in the fourth quarter of 2005 compared with $16.7 million in the fourth quarter of 2004. Royalty expenses decreased, despite the fact that sales were higher, principally because of lower contractual obligations to certain of our licensors. Approximately $5.9 million of these expenses were reimbursed as a component of collaborative agreement revenue, resulting in net royalty expenses of $10.4 million for the fourth quarter of 2005; and

•                  Cost of manufacturing revenue was $11.4 million in the fourth quarter of 2005 compared with $.5 million in 2004, primarily because the majority of materials shipped during the fourth quarter of 2005 reflect full absorption costing.

The effective tax rate for the full year of 2005 is 1% excluding the effect of an adjustment recorded in the third quarter of 2005 of approximately $440,000, resulting from the reconciliation of the prior year’s tax provision to the Company’s filed tax returns.  The resulting tax rates for the fourth quarter and full year of 2005, including such adjustment, are .2% and 1.3%, respectively.

Net income for the fourth quarter of 2005 was $13.1 million compared with a net loss of $13.2 million in the fourth quarter of 2004.  Diluted earnings per share in the fourth quarter of 2005 were $.15, compared with a net loss per share of $.16 in the fourth quarter of 2004.

Total revenues for the full year ended December 31, 2005 were $382.9 million compared with $388.7 million for the full year 2004. Revenues in 2004 included the “catch-up” effect of the receipt of a milestone from Bristol-Myers Squibb of approximately $42.5 million. Full-year 2005 in-market sales of Erbitux were $413.1 million in the U.S. compared to $260.8 million for 2004, an increase of 58%.  Operating expenses for the full year ended December 31, 2005 were $303.9 million compared with $263.4 million for 2004. Net income for the full year 2005 was $98.9 million with diluted income per share of $1.14 compared with net income in 2004 of $113.7 million, with net income per common diluted share of $1.33.

Conference Call

ImClone Systems will host a conference call with the financial community to discuss 2005 fourth quarter and full year financial results, today, January 24, 2006 at 11:00 AM Eastern Time.

The conference call will be webcast live and may be accessed by visiting ImClone Systems’ website at www.imclone.com. A replay of the audio webcast will be available under “Earnings

Webcast” in the “Investor Relations” section of the Company’s website starting shortly after the call on January 24, 2006.

Those parties interested in participating via telephone may join by dialing (888) 694-4641, or (973) 935-8512 for calls outside of Canada and the United States. A telephone replay of the conference call will be available shortly after the call until February 1, 2006 at midnight Eastern Time. To access the telephone replay, dial (877) 519-4471 domestically, or (973) 341-3080 for calls outside of Canada and the United States, and enter passcode number 4697335.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines. ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

(see attached tables)

IMCLONE SYSTEMS INCORPORATED

Consolidated Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2005		2004	2005	2004

Revenues:
Royalty revenue	$52,630		$36,532	$177,440	$106,274
License fees and milestone revenue	20,271		20,782	96,442	129,386
Manufacturing revenue	14,429		28,789	44,090	99,041
Collaborative agreement revenue	10,865		21,194	64,904	53,989
Total revenues	98,195		107,297	382,876	388,690
Operating expenses:
Research and development	25,954		25,976	100,518	82,658
Clinical and regulatory	18,779		9,395	50,136	30,254
Marketing, general and administrative	18,415		19,779	72,334	59,800
Royalty expense	16,307		16,725	58,376	36,065
Litigation settlement expense	—		55,363	—	55,363
Cost of manufacturing revenue	11,419		540	16,367	1,099
Discontinuation of small molecule research program	—		—	6,200	—
Other	—		—	—	(1,815)
Total operating expenses	90,874		127,778	303,931	263,424

Operating income (loss)	7,321		(20,481)	78,945	125,266

Other income, net	(5,809)		(4,017)	(21,295)	(5,748)

Income (loss) before income taxes	13,130		(16,464)	100,240	131,014
Provision (benefit) for income taxes	27		(3,286)	1,335	17,361

Net income (loss)	$13,103		$(13,178)	$98,905	$113,653

Income (loss) per common share:
Basic	$0.16		$(0.16)	$1.18	$1.43
Diluted	$0.15		$(0.16)	$1.14	$1.33
Shares used in calculation of income (loss) per share:
Basic	83,642		82,789	83,582	79,500
Diluted	85,531	(1)	82,789 (2)	92,183	91,193

(1) The computation of diluted shares does not assume conversion of convertible securities because such effect would be antidilutive.

(2) The computation of diluted shares does not assume conversion of options or convertible securities because such effect would be antidilutive.

IMCLONE SYSTEMS INCORPORATED

Consolidated Condensed Balance Sheets

(Unaudited)

(in thousands)

	December 31,	December 31,
	2005	2004
Assets

Current assets:
Cash and cash equivalents	$3,403	$79,321
Securities available for sale	752,973	840,451
Inventories	81,394	40,618
Other current assets	70,407	102,047
Total current assets	908,177	1,062,437

Property, plant and equipment, net	406,595	339,293
Other assets	27,702	33,046
Total assets	$1,342,474	$1,434,776

Liabilities and Stockholders’ Equity
Current liabilities	$228,215	$303,690
Deferred revenue, long term	247,198	348,814
Long-term obligations	602,491	603,434
Total liabilities	1,077,904	1,255,938

Stockholders’ equity	264,570	178,838
Total liabilities and stockholders’ equity	$1,342,474	$1,434,776